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                                                                      EXHIBIT 11


                      FRESENIUS MEDICAL CARE NORTH AMERICA
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)



                                                                     THREE  MONTHS  ENDED                     SIX MONTHS ENDED
                                                                           JUNE 30,                                JUNE 30,
                                                                  ---------------------------           ---------------------------
                                                                    2000               1999               2000               1999
                                                                    ----               ----               ----               ----

The weighted average number of shares of
  Common Stock were as follows..........................            90,000             90,000             90,000             90,000
                                                                  ========           ========           ========           ========

     Income used in the computation of earnings per share were as follows:


                                                                      THREE  MONTHS  ENDED                   SIX MONTHS ENDED
                                                                            JUNE 30,                              JUNE 30,
                                                                  ---------------------------           ---------------------------
                                                                    2000               1999               2000               1999
                                                                    ----               ----               ----               ----
CONSOLIDATED

Net earnings ...........................................          $ 25,169           $ 21,404           $ 48,263           $ 39,031

Dividends paid on preferred stocks .....................              (130)              (130)              (260)              (260)
                                                                  --------           --------           --------           --------

Income used in per share computation of earnings........          $ 25,039           $ 21,274           $ 48,003           $ 38,771
                                                                  ========           ========           ========           ========

Basic and fully dilutive earnings per share ............          $   0.28           $   0.24           $   0.53           $   0.43
                                                                  ========           ========           ========           ========